Exhibit 99.1

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the limited partnership units of Maxus Real Property Investors-Four, L.P. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the dates set forth below.


                                        BOND PURCHASE, L.L.C.,
                                        a Missouri limited liability company

                                        By: /s/ David L. Johnson
                                        Name: David L. Johnson
                                        Title: Member

                                        Dated: January 28, 2003

                                        /s/ David L. Johnson
                                            David L. Johnson

                                        Dated: January 28, 2003